Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment.  Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*]

SUPPLEMENTAL CONFIRMATION

March 19, 2010

To:           Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, VA 23320
Attn:           Roger Dean, VP – Treasurer
    Shawnta Totten, VP – Governance and Corporate Counsel
Facsimile: 757-321-5111

From:	Bank of America, N.A.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Telephone: 646-855-8900
Facsimile: 704-208-2869

Re:	Issuer Share Swap Transaction
                        Reference: NY-40037

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Bank of America, N.A. (“BofA”) and Dollar Tree, Inc. (“Counterparty” and together with BofA, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between BofA and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of March 19, 2010 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	March 19, 2010

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than April 5, 2010.

Calculation Period Start Date:
April 6, 2010 (or if such date is not an Exchange Business Day, the next following Exchange Business Day), subject to postponement due to the occurrence of a Market Disruption Event during the Hedge Period.

Scheduled Termination Date:
August 6, 2010 (or if such date is not an Exchange Business Day, the next following Exchange Business Day), subject to BofA’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	May 17, 2010

Initial Shares:	2,240,000

Prepayment Amount:	USD 200,000,000

Minimum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b)	110.0% of the Hedge Period Reference Price.

Maximum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b) 97.5% of the Hedge Period Reference Price.

Forward Price Adjustment
Amount:	[*]

3. Counterparty represents and warrants to BofA that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date other than through BofA.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

BANK OF AMERICA, N.A.

By:      /s/ Jake Mendlesohn
Name: Jake Mendelsohn
Title: Director

Confirmed as of the date first above written:

DOLLAR TREE, INC.

By:     /s/ Kevin Wampler
Name: Kevin Wampler
Title: Chief Financial Officer